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                            SCHEDULE 14A INFORMATION
                    PROXY STATEMENT PURSUANT TO SECTION 14(A)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant [X]
Filed by a party other than the Registrant [ ]
Check the appropriate box:

[ ]  Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[ ]  Definitive Proxy Statement
[X]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                            THE INDONESIA FUND, INC.
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                (Name of Registrant as Specified in Its Charter)

     (Name of Person(s) Filing Proxy Statement, if other than the Registrant) Payment of Filing Fee (Check the appropriate box):

     [X]  No fee required.
     [ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and
          0-11.

     (1)  Title of each class of securities to which transaction applies:

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     (2)  Aggregate number of securities to which transactions applies:

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     (3)  Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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     (4)  Proposed maximum aggregate value of transaction:

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     (5)  Total fee paid:

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     [ ]  Fee paid previously with preliminary materials.

     [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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     (1)  Amount Previously Paid:

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     (2)  Form, Schedule or Registration Statement No.:

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     (3)  Filing Party:

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     (4)  Date Filed:



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                            THE INDONESIA FUND, INC.

                                                                January 23, 2001

          PLEASE GIVE THIS LETTER YOUR PROMPT ATTENTION. YOUR VOTE IS
        IMPORTANT. TO DATE, THE FUND HAS RECEIVED INSUFFICIENT VOTES TO
              APPROVE THE MERGER WITH JAKARTA GROWTH FUND, INC. IF
         SHAREHOLDER APPROVAL IS NOT OBTAINED, THE FUND MAY BE DELISTED
             FROM THE NEW YORK STOCK EXCHANGE AND THE VALUE OF YOUR
                          INVESTMENT MAY BE IMPAIRED.

Dear Shareholder,

     We have once again adjourned the Special Meeting of Shareholders of The Indonesia Fund, Inc. (the "Fund"), this time until 2:00 p.m., Thursday, February 1, 2001, to give shareholders additional time to vote their shares for the merger of Jakarta Growth Fund, Inc. (the "Jakarta Fund") with and into the Fund (the "Merger"). In order for the Merger to be approved, two-thirds of the Fund's outstanding shares must vote in favor of the transaction, making it critical that all shareholders participate. Jakarta Fund shareholders have already voted in favor of the Merger. A very high percentage of your fellow shareholders who have sent in their proxies have also voted in favor of the Merger.

The Board of Directors of the Fund believes that the Merger is in the best interests of the shareholders and recommends that you vote "for" the Merger. Although the Fund is currently trading at a premium to its net asset value (as of January 18, 2001, the closing price of the Fund's shares was $2.75 per share, a premium of 53% over the Fund's net asset value per share), if the Merger is not approved, at current asset levels the Fund will likely fall significantly below the New York Stock Exchange's continued listing standards. If the Fund is delisted from the Exchange, the liquidity and the market price of its shares may be adversely affected.

The Merger is described in detail in the combined Proxy Statement/Prospectus, which was mailed to shareholders on or about November 27, 2000.

If you have not already voted, we urge you to sign and date the enclosed proxy card(s) and return the card(s) in the addressed envelope provided, which requires no postage and is intended for your convenience.

Please vote your shares utilizing any of the convenient methods listed below:

1. By Internet: Go to www.proxyvote.com and enter the 12-digit control number found on your proxy card.

2. By Phone: Call 1-800-634-9899. Representatives are available to take your vote Monday through Friday between 9 a.m. and 11 p.m. and Saturday between noon and 6 p.m., eastern time. From outside the U.S., please call collect at 212-806-8564.

3. By Mail: Complete the enclosed proxy card and return it in the enclosed postage-paid envelope.



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If you have not already voted, you may receive a call from Shareholder
Communications Corporation, our proxy agent, requesting you to vote your shares at the adjourned meeting. Your assistance in this important matter is most appreciated.

Thank you for your time and understanding.

Michael Pignataro
Chief Financial Officer and Secretary


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